UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 25, 2011

THWAPR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53640	26-1359430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Morton St., Ground Floor New York, NY 10004 ______________________________________________
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  +1 (212) 268-0220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 25, 2011, the holders of the Thwapr, Inc. (the “Company”) Series A Preferred Stock agreed to a modification in the conversion ratio of the Series A Preferred Stock into Common Stock from 9-for-1 to 6.5-for-1 (the “Conversion Ratio Change”).

As authorized by the Company’s Articles of Incorporation, the Board of Directors of the Company has designated 47,061,636 shares of the 50,000,000 authorized shares of preferred stock, as Series A Preferred Stock, having such powers, designation, preferences, limitations, restrictions and relative rights as set forth in the Certificate of Designation for the Company’s Series A Preferred Stock filed with the Nevada Secretary of State on July 16, 2010, as amended.

On March 25, 2011, the Company filed an Amendment to Certificate of Designation After Issuance of Class or Series (the “Amendment”) with the Nevada Secretary of State to implement the Conversion Ratio Change.

The text of the Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The disclosure under Item 5.03 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 5.07.

Effective March 25, 2011, the holders of a majority of the Company’s outstanding Series A Preferred Stock executed a consent approving the filing of the Amendment to effect the Conversion Ratio Change.

Section 9 - Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)         Exhibits

Exhibit
No.	Description
3.1	Amendment to Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2011	THWAPR, INC.
	By:	/s/ Barry Hall
Barry Hall
Chief Financial Officer